As filed with the Securities and Exchange Commission on October 20, 2017

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

OptiNose, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1020 Stony Hill Road, Suite 300 Yardley, Pennsylvania 19067	42-1771610
(State or other jurisdiction of incorporation or organization)	(Address, including zip code, of Registrant’s principal executive offices)	(I.R.S. Employer Identification No.)

AMENDED AND RESTATED 2010 STOCK INCENTIVE PLAN

2017 EMPLOYEE STOCK PURCHASE PLAN

(Full title of the plans)

Peter K. Miller

Chief Executive Officer

OptiNose, Inc.

1020 Stony Hill Road, Suite 300

Yardley, Pennsylvania 19067

(267) 364-3500

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With Copies to:

Steven J. Abrams Rachael M. Bushey Hogan Lovells US LLP 1735 Market Street, 23rd Floor Philadelphia, PA 19103 (267) 675-4600	Michael F. Marino Chief Legal Officer OptiNose, Inc. 1020 Stony Hill Road, Suite 300 Yardley, PA 19067 (267) 364-3500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☒

CALCULATION OF REGISTRATION FEE

Title Of Securities To Be Registered	Amount To Be Registered (1)		Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price	Amount Of Registration Fee
Amended and Restated 2010 Stock Incentive Plan
- Common Stock, $0.001 par value per share	6,186,987	(2)	$8.96	(5)	$55,435,403.52	$6,901.71
- Common Stock, $0.001 par value per share	707,458	(3)	$19.28	(6)	$13,639,790.24	$1,698.16
2017 Employee Stock Purchase Plan
- Common Stock, $0.001 par value per share	144,395	(4)	$19.28	(7)	$2,783,935.60	$346.60

Total	7,038,840				$71,859,129.36	$8,946.47

(1)          In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)          Represents shares of common stock reserved for issuance pursuant to options outstanding under the Registrant’s Amended and Restated 2010 Stock Incentive Plan (the “2010 Plan”) as of the date of this Registration Statement, which amount may again become available for grant and issuance under the 2010 Plan in the event the outstanding options expire or are forfeited in accordance with their terms prior to being exercised.

(3)          Represents shares of common stock reserved for future issuance under the 2010 Plan.

(4)          Represents shares of common stock reserved for future issuance under the Registrant’s 2017 Employee Stock Purchase Plan (the “2017 ESPP”).

(5)          Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee on the basis of the weighted-average exercise price for outstanding options granted pursuant to the 2010 Plan as of the date of this Registration Statement.

(6)          Estimated in accordance with Rule 457(h) and Rule 457(c) solely for the purpose of calculating the registration fee on the basis of the average of the high and low sale prices of the Registrant’s common stock on the NASDAQ Global Select Market on October 19, 2017.

(7)          Estimated in accordance with Rule 457(h) and Rule 457(c) solely for the purpose of calculating the registration fee on the basis of the average of the high and low prices of the Registrant’s common stock as reported on the NASDAQ Global Select Market on October 19, 2017.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.         Plan Information.

Not required to be filed with this Registration Statement.

Item 2.         Registrant Information and Employee Plan Annual Information.

Not required to be filed with this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.         Incorporation of Documents by Reference.

The following documents of the Registrant, the 2010 Plan, and the 2017 ESPP filed or to be filed with the Commission, are incorporated by reference in this Registration Statement as of their respective dates:

(a)                                 The Registrant’s prospectus dated October 12, 2017 filed with the Commission pursuant to Rule 424(b) of the Securities Act in connection with its registration statement on Form S-1 originally filed by the Registrant on September 18, 2017, as amended (File No. 333-220515) (the “Form S-1”), which contains audited financial statements for the Registrant’s fiscal year ended December 31, 2016;

(b)                                 The description of the Registrant’s common stock contained in the Registrant’s Registration Statement on Form 8-A (File No. 001-38241) filed with the Commission on October 10, 2017, under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendments or reports filed for the purpose of updating such description; and

(c)                                  The Registrant’s Current Report on Form 8-K filed with the Commission on October 18, 2017.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and will be part hereof from the date of filing of such documents; provided, however, that documents, reports and definitive proxy or information statements, or portions thereof, which are furnished and not filed in accordance with the rules of the Commission shall not be deemed incorporated by reference into this Registration Statement.

Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

Item 4.         Description of Securities.

Not applicable.

Item 5.         Interests of Named Experts and Counsel.

Not applicable.

Item 6.         Indemnification of Directors and Officers.

Section 102(b)(7) of the General Corporation Law of the State of Delaware (the “DGCL”) provides that a Delaware corporation, in its certificate of incorporation, may limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director, except for liability for any:

• Transaction from which the director derived an improper personal benefit;

• Act or omission not in good faith or that involved intentional misconduct or a knowing violation of law;

• Unlawful payment of dividends or redemption of shares; or

• Breach of the director’s duty of loyalty to the corporation or its stockholders.

Section 145(a) of the DGCL provides, in general, that a Delaware corporation may indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) because that person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, so long as the person acted in good faith and in a manner he or she reasonably believed was in or not opposed to the corporation’s best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Section 145(b) of the DGCL provides, in general, that a Delaware corporation may indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action or suit by or in the right of the corporation to obtain a judgment in its favor because the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action, so long as the person acted in good faith and in a manner the person reasonably believed was in or not opposed to the corporation’s best interests; however, no indemnification shall be permitted if such person has been adjudged to be liable to the corporation, unless and only to the extent that the Delaware Court of Chancery, or the court in which such action or suit was brought, shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

Section 145(g) of the DGCL provides, in general, that a corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise against any liability asserted against and incurred by such person, in any such capacity, or arising out of his or her status as such, whether or not the corporation could indemnify the person against such liability under Section 145 of the DGCL.

Our fourth amended and restated certificate of incorporation limits the liability of our directors to the fullest extent permitted under the DGCL. Our amended and restated bylaws provide for the indemnification of our directors and officers to the fullest extent permitted under the DGCL. (Article 6 of our fourth amended and restated certificate of incorporation and Article V of our amended and restated bylaws)

In addition to the indemnification provisions provided for in our fourth amended and restated certificate of incorporation and amended and restated bylaws, we have entered into separate indemnification agreements with our directors and executive officers. These indemnification agreements provide, among other things, that we will indemnify our directors and executive officers for certain expenses, including damages, judgments, fines, penalties, settlements and costs and attorneys’ fees and disbursements, incurred by a director or executive officer in any claim, action or proceeding arising in his or her capacity as a director or executive officer of our company or in connection with service at our request for another corporation or entity. The indemnification agreements also provide for procedures that will apply in the event that a director or officer makes a claim for indemnification.

We also maintain insurance policies which insure our directors and officers against certain liabilities.

Item 7.         Exemption from Registration Claimed.

Not applicable.

Item 8.         Exhibits.

The exhibits to the registration statement are listed in the Exhibit Index attached hereto and incorporated by reference herein.

Exhibit Number	Description
4.1

Fourth Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on October 18, 2017).

4.2	Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed with the Commission on October 18, 2017).
5.1	Opinion of Hogan Lovells US LLP as to the legality of the securities being registered (filed herewith).
10.1

Amended and Restated 2010 Stock Incentive Plan (incorporated by reference to Exhibit 10.7 to Amendment No. 2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-220515) filed with the Commission on October 11, 2017).

10.2

Form of Non-Qualified Stock Option Agreement to be Granted Under the Amended and Restated 2010 Stock Incentive Plan (incorporated by reference to Exhibit 10.17 to Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-220515) filed with the Commission on October 3, 2017).

10.3

2017 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.18 to Amendment No. 2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-220515) filed with the Commission on October 11, 2017).

23.1	Consent of Ernst & Young LLP, independent registered public accounting firm (filed herewith).
23.2	Consent of Hogan Lovells US LLP (included in Exhibit 5.1).
24.1	Power of Attorney (included on the signature page).

Item 9.  Undertakings.

(a)                                 The undersigned Registrant hereby undertakes:

(1)                                 To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)                                     to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)                                  to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)  to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement; and

(2)                                 That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)                                 To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)                                 The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)                                  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

Exhibit Number	Description
4.1

Fourth Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on October 18, 2017).

4.2	Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed with the Commission on October 18, 2017).
5.1	Opinion of Hogan Lovells US LLP as to the legality of the securities being registered (filed herewith).
10.1

Amended and Restated 2010 Stock Incentive Plan (incorporated by reference to Exhibit 10.7 to Amendment No. 2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-220515) filed with the Commission on October 11, 2017).

10.2

Form of Non-Qualified Stock Option Agreement to be Granted Under the Amended and Restated 2010 Stock Incentive Plan (incorporated by reference to Exhibit 10.17 to Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-220515) filed with the Commission on October 3, 2017).

10.3

2017 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.18 to Amendment No. 2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-220515) filed with the Commission on October 11, 2017).

23.1	Consent of Ernst & Young LLP, independent registered public accounting firm (filed herewith).
23.2	Consent of Hogan Lovells US LLP (included in Exhibit 5.1).
24.1	Power of Attorney (included on the signature page).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Borough of Yardley, Commonwealth of Pennsylvania, on the 20th day of October, 2017.

OPTINOSE, INC.

By:	/s/ Peter K. Miller
Peter K. Miller
Chief Executive Officer

POWER OF ATTORNEY

We, the undersigned officers and directors of OptiNose, Inc., hereby severally constitute and appoint Peter K. Miller and Keith A. Goldan, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable OptiNose, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-8 has been signed by the following persons in the capacities indicated on the dates indicated.

Signature	Title	Date

/s/ PETER K. MILLER	Chief Executive Officer and Director	October 20, 2017
Peter K. Miller	(Principal Executive Officer)

/s/ KEITH A. GOLDAN	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	October 20, 2017
Keith A. Goldan

/s/ JOSEPH C. SCODARI	Chairman of the Board of Directors	October 20, 2017
Joseph C. Scodari

/s/ LARRY G. PICKERING	Vice Chairman of the Board of Director	October 20, 2017
Larry G. Pickering

/s/ SRIRAM VENKATARAMAN	Director	October 20, 2017
Sriram Venkataraman

/s/ WILLIAM F. DOYLE	Director	October 20, 2017
William F. Doyle

/s/ JOSHUA A. TAMAROFF	Director	October 20, 2017
Joshua A. Tamaroff

/s/ RICHARD. A BIERLY	Director	October 20, 2017
Richard A. Bierly

/s/ WILHELMUS GROENHUYSEN	Director	October 20, 2017
Wilhelmus Groenhuysen